Exhibit 10.8
Certain information contained in this exhibit has been redacted where indicated because disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.
Final Form

Employee Stock Option Agreement
This Employee Stock Option Agreement, dated as of ___________, 2021, between Mav Holding Corporation, a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the Mav Holding Corporation Stock Incentive Plan. The meaning of capitalized terms may be found in Section 7 hereof or, to the extent not defined herein, in the Plan.
The Company and the Employee hereby agree as follows:
SECTION 1. GRANT OF OPTIONS
(a)    Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of Shares specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern. In consideration of the receipt of the Options granted pursuant to this Agreement, the Employee agrees to be bound by the covenants set forth in Schedule A to this Agreement.
(b)    Option Price. Each Share covered by the Option shall have the Option Price specified on the signature page hereof.
SECTION 2. VESTING AND EXERCISABILITY
(a)    Vesting.
(i)    Except as otherwise provided in Section 2(b) of this Agreement, fifty percent (50%) of the Options specified on the signature page hereof shall become vested in five equal annual installments beginning on [insert closing date], 2022 (the “Initial Vesting Date”) and thereafter on each of the next four anniversaries of the Initial Vesting Date (the “Time-Based Options”), subject to the continuous employment of the Employee with the Company or one of its Affiliates until the applicable vesting date. Notwithstanding anything in the Plan to the contrary, all of the unvested Time-Based Options shall fully vest upon a Change in Control subject to the continuous employment of the Employee with the Company on the date of such Change in Control. Notwithstanding anything herein to the contrary, if the Employee’s employment with the Company is terminated in a Special Termination prior to the full vesting of the Time-Based Options, the Time-Based Options held by the Employee shall remain outstanding and eligible to vest solely in connection with a Change in Control that occurs within four months following the date of the Employee’s Special Termination.

(ii)    Except as otherwise provided in Section 2(b) of this Agreement, the remaining fifty percent (50%) of the Options specified on the signature page hereof (the “Performance-Based Options”) shall become vested (notwithstanding anything in the Plan to the contrary) only upon or following the occurrence of a Change in Control or Public Offering if, after giving effect to such Change in Control or Public Offering or the subsequent disposition of the Investors' or their respective Affiliates' equity interests in the Company (or any successor) or any property received by the Investors or their respective Affiliates for their equity interests in the Company or any successor, the Investors and their respective Affiliates realize a pre-tax, cash-on-cash return equal to a multiple of its invested capital with respect to the Company of at least 2.0 (the “MOIC Hurdle”), subject to the Employee’s continued employment through the date of such Change in Control or Public Offering or subsequent disposition (as applicable); provided that if the Employee’s employment with the Company is terminated in a Special Termination prior to the vesting of the Performance-Based Options, the Performance-Based Options held by the Employee shall remain outstanding and eligible to vest during the four month period following the date of the Employee’s Special Termination in the same manner as if no such termination of employment had occured (with any Performance-Based Options that are unvested on the date that is four months following the date of the Special Termination to terminate on the immediately following date); provided, however, that the Performance-Based Options shall not remain outstanding after the 10th anniversary of the Grant Date (and to the extent unexercised at the end of such day, shall be forfeited). For purposes of calculating the MOIC Hurdle, such cash-on-cash return calculation will include the aggregate value of cash received by the Investors and their respective Affiliates in respect of their equity interests in the Company (and any non-cash property received by them in respect thereof) on, after and prior to such Change in Control or Public Offering in connection with any dividends/distributions (including by way of a “dividend recapitalization”) or sale of such equity interests or non-cash property.
(b)    Discretionary Acceleration. The Committee, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.
(c)    Exercise. Once vested in accordance with the provisions of this Agreement, the Options shall remain outstanding, but may only be exercised upon the occurrence of a Change in Control or following the occurrence of a Change in Control or Public Offering. Upon and following the occurrence of a Change in Control or Public Offering, Options may only be exercised with respect to whole Shares and must be exercised in accordance with Section 4. Notwithstanding the foregoing, prior to a Change in Control or IPO, in order to permit the Employee to exercise Tag-Along Rights or to participate in a sale pursuant to which Drag-Along Rights are being exercised, Employee may exercise a portion of the vested Options (including any Options that vest in connection with the transaction giving rise to the Tag-Along Rights or Drag-Along Rights) for up to the number of Shares that Employee would be permitted to sell in connection with the exercise of such Tag-Along Rights or Drag-Along Rights, with such exercise to be contingent upon and to occur simultenaous with the consummation of the transaction giving rise to the Tag-Along Right or Drag-Along Right and with the exercise price and tax withholding obligations relating to such exercise to be paid by the Employee from the cash proceeds received or to be received upon the sale of Employee's Shares pursuant to such Tag-Along Right or Drag-Along Right (either by direct payment by Employee or by Employee directing the payor to remit such amounts to the Company).
(d)    No Other Accelerated Vesting; No Other Entitlements; Forfeiture of Prior Awards. The vesting and exercisability provisions set forth in this Section 2 shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other provision expressly refers to the Plan by name and this Agreement by name and date. As a condition to the grant of these Options, the Employee acknowledges and agrees that these Options are in full and final satisfaction of any and all entitlements to equity compensation from the Company or any of the Subsidiaries that the Employee now has or prior to the date hereof has ever had, and, to give full effect to this Agreement, the Employee hereby releases any and all right, claim or action that the Employee may have or has ever had as to any such equity compensation.
SECTION 3. TERMINATION OF OPTIONS
(a)    Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or 3(c) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised on or prior to such date.
(b)    Early Termination.
(i)    If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment (the “Termination Date”) shall terminate immediately upon such termination of employment (or, if later, the date specified in Section 2).
(ii)    If the Employee’s employment with the Company terminates for any reason prior to the occurrence of a Change in Control or Public Offering, except in the case of a termination for Cause or Underwater Options, vested Options shall remain outstanding and, subject to Section 2(c), exercisable through the earliest of (x) the Normal Termination Date, (y) 180 days after the occurrence of a Change in Control or Public Offering or, if later, 60 days after the end of any lock-up period applicable to the Options, and (z) any cancellation pursuant to Section 6. Notwithstanding anything herein to the contrary, immediately prior to the occurrence of a Change in Control or Public Offering that occurs following the Termination Date, a portion of the vested Options that remain outstanding at that time pursuant to this Section 3(b)(ii) shall be forfeited without payment of any consideration such that, following such forfeiture, (A) the product of the number of remaining vested Options outstanding multiplied by the amount, if any, by which the Fair Market Value as of the date of such Change in Control or Public Offering exceeds the Option Price equals (B) the product of the number of vested Options outstanding as of the Termination Date (plus any Options that became vested after the Termination Date) multiplied by the amount, if any, by which the Fair Market Value as of the Termination Date exceeded the Option Price. Notwithstanding the forgoing, in the event the Employee’s employment with the Company terminates for any reason prior to the occurrence of a Change in Control or Public Offering and the Option Price exceeds the Fair Market Value as of the Termination Date, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination (an Option described in this sentence, an "Underwater Option"). For purposes of this Section 3(b)(ii), the Fair Market Value as of the date of a Change in Control or Public Offering shall be the per Share value implied by such transaction, and the Fair Market Value as of the Termination Date shall be determined as set forth in the Stockholders Agreement.
(iii)    If the Employee’s employment with the Company terminates for any reason upon or following the occurrence of a Change in Control or Public Offering, except in the case of a termination for Cause, vested Options shall remain exercisable through the earliest of (x) the Normal Termination Date, (y) 90 days (or one year in the case of a termination for death or Disaiblity) after the Employee’s termination of employment or, if later, 90 days (or one year in the case of a termination for death or Disaiblity) after the end of any lock-up period applicable to the Options, and (z) any cancellation pursuant to Section 6.
(c)    Termination for Cause. If the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.
(d)    Termination for Competitive Activity. If the Employee has (i) breached any of the restrictive covenants set forth in Section 1 of Schedule A hereto or (ii) materially breached any of the other restrictive covenants set forth in Schedule A hereto (in each case, a “Covenant Breach”), in each case, during employment or during the one-year period following termination of employment for any reason, the Company shall provide the Employee with written notice of the action that is alleged to constitute such Covenant Breach and a reasonable opportunity to cure such action, if such action is reasonably susceptible to being cured, and the Employee’s right to exercise any vested Options shall be suspended during any such cure period. If the Covenant Breach is not cured (or the Committee reasonably determines is not reasonably susceptible to being cured), the Committee may elect to cause all Options (whether or not then vested or exercisable) held by the Employee to be automatically terminated without payment of any additional consideration.
SECTION 4. MANNER OF EXERCISE
(a)    General. Subject to such reasonable administrative regulations as the Committee may adopt from time to time, the Employee may exercise vested Options in accordance with this Agreement by giving written notice of exercise to the Company or designee of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole Shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”). Unless otherwise determined by the Committee, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares in the share register. Following a Public Offering, payment for the Exercise Shares as described in the preceding sentence may be funded through a broker-assisted cashless exercise program that will, to the extent reasonably practicable and consistent with applicable law, be established by the Company for such purpose. The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) in connection with requirements of applicable law, (iii) to determine whether registration is then required under the Securities Act or other applicable law or (iv) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law. Prior to a Public Offering, the Employee shall not be entitled to receive Exercise Shares upon the exercise of the Option unless and until the Employee has executed and delivered a joinder to the Stockholders Agreement and such other documents required under the Stockholders Agreement, in each case, only to the extent the Stockholders Agreement has not previously terminated in accordance with its terms.
(b)    Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (i) unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied as permitted in this Agreement. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i)(A) of the preceding sentence following the occurrence of a Change in Control or Public Offering, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence. In addition, Employee hereby agrees that, if so requested by the Company or any representative of the underwriters in a Public Offering (i) in connection with any registration of the offering of any securities of the Company, Employee will not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period not materially longer than 180 days as may be requested in writing by the managing underwriter and agreed to in writing by the Company and otherwise consistent with the lock-up for other employees of the Company and its Subsidiaries) following the effective date of a registration statement of the Company or the consummation of such other Public Offering.
SECTION 5. EMPLOYEE’S REPRESENTATIONS; INVESTMENT INTENTION. The Employee represents, warrants and covenants as follows:
(a)    (i) the Employee has carefully reviewed the information and materials furnished to the Employee in connection with the offer of the Options pursuant to this Agreement, (ii) the Employee has had an adequate opportunity to consider whether or not to accept the grant of Options offered to the Employee and agree to the covenants set forth in Schedule A hereto, (iii) the Employee understands the terms and conditions that apply to the Options (including the Employee’s agreement of the covenants set forth in Schedule A hereto) and the risks associated with an investment in the Options and (iv) the Employee has a good understanding of the English language;
(b)    the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof (this representation shall cease to apply following a Public Offering); and
(c)    the Employee understands that, prior to a Change in Control or Public Offering, none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed except in accordance with the terms of the Stockholders Agreement.
SECTION 6. CHANGE IN CONTROL
This Option shall be subject to Article VI of the Plan.
SECTION 7. CERTAIN DEFINITIONS. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:
“Agreement” means this Employee Stock Option Agreement (including Schedule A hereto), as amended from time to time in accordance with the terms hereof.
“Company” means Mav Holding Corporation, provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries that employ the Employee.
“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 9, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.
“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.
“Option” means the right granted to the Employee hereunder to purchase Shares for a per Share purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.
“Option Price” means, with respect to each Share covered by the Option, the purchase price specified in Section 1(b) for which the Employee may purchase such Share upon exercise of the Option. The Option Price is subject to adjustment as provided in the Plan.

“Plan” means the Mav Holding Corporation Stock Incentive Plan, as amended from time to time.
SECTION 8. MISCELLANEOUS.
(a)    Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options (including interest and penalties).
(b)    Authorization to Share Personal Data. The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent necessary or appropriate in connection with this Agreement or the administration of the Plan.
(c)    No Rights as a Stockholder. The Employee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and delivery of the Shares. Except as provided in Section 3.3 of the Plan, no adjustment shall be made for distribitions, dividends or other rights for which the record date is prior to the delivery of the Shares.
(d)    No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(e)    Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.
(f)    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i)    if to the Company, to it at:
Mav Holding Corporation,
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attention:    [redacted]
E-mail:    [redacted]
and
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite
4000
Los Angeles, CA 90067
Attention:    Ari B. Lanin
E-mail:    alanin@gibsondunn.com
(ii)    if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and
copies of any notice or other communication given under this Agreement shall also be given to:
Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attention:    [redacted]
E-mail:    [redacted]
All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.
(g)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
(h)    Waiver; Amendment.
(i)    Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this

Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(i)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(j)    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(k)    Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 9(k).
(l)    Severability. If any provision of this Agreement (including Schedule A hereto) is held to be invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and the Company and the Employee shall replace the invalid or unenforceable provision by a valid and enforceable provision that has the effect nearest to that of the provision being replaced and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
(m)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(n)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(o)    Entire Agreement. This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

MAV HOLDING CORPORATION

By:
Name:
Title:

THE EMPLOYEE:

[EMPLOYEE NAME]

Address of the Employee:

[Address]

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price

Shares	$15.00

Schedule A
Restrictive Covenants
1.    NON-COMPETE, NON-SOLICITATION. (a) In exchange for the benefits that the Employee will obtain in connection with the grant of the Options, the Employee hereby agrees to be bound by the terms and conditions of this Schedule A. In order to protect the value of the business of the Company and its direct and indirect Subsidiaries (the “Company Group”) as presently conducted and as contemplated to be conducted after the Grant Date (in the case of contemplated conduct, as evidenced by business activities that have been undertaken by the Company or its Subsidiaries, or actions, activities or plans approved by the board of directors of the Company, in each case, on or prior to the Grant Date), including the Business (as defined in the Stockholders Agreement), during the period of Employee’s employment with the Company and of its Subsidiaries and for a period of one (1) year thereafter (the “Restricted Period”). The Employee shall not, anywhere in the World in which the Company Group is engaged in the Business, directly or indirectly, own any interest in, operate, manage, control, initiate or engage in (or make plans to engage in), Participate in, invest in, permit its name to be used by, act as consultant or advisor to, render services for (alone or in association with any Person) or otherwise assist in any manner any Person that engages in or owns, operates, manages or controls any venture or enterprise which, directly or indirectly, engages or proposes to engage in the Business as presently conducted or as contemplated, as of the date of the Employee’s termination of employment with the Company and its Subsidiaries, by the Company Group to be conducted in the future (a “Competitive Business”). “Participate” means any direct or indirect interest in any enterprise, whether as an officer, director, manager, employee, partner, sole proprietor, agent, representative, independent contractor, executive, franchisor, franchisee, creditor, owner or otherwise. Notwithstanding the foregoing, nothing herein shall prohibit the Employee from (i) being a passive owner of not more than one percent (1%) of the fully-diluted equity interests of any publicly traded entity engaged in the Competitive Business (it being understood and agreed that “passive owner” means that the Employee has no role in the operation of such entity or its businesses (whether as an officer, director, manager or partner or as a consultant, employee or other service provider)), (ii) performing any services for the Company Group, or (iii) owning any equity interest of not more than one percent (1%) in a mutual fund or any passive investment through a hedge or private equity fund.
(b)    During the Restricted Period, the Employee shall not, directly or indirectly through another Person, (i) solicit for employment or induce or attempt to induce or encourage any employee or other individual who is an independent consultant of the Company Group (including employees and independent consultants of the Company Group that are or have been employed by, or perform or have performed services for, the Company Group, but, for the avoidance of doubt, excluding professional advisors, such as law firms or accounting firms) to leave the employ of or consulting relationship with any member of the Company Group, or in any way interfere with the relationship between the Company Group and any employee or other individual who is an independent consultant thereof (such employees and independent consultants, the “Restricted Persons”), (ii) hire, employ, enter into a consulting relationship with or otherwise retain for services any Restricted Person during the time such Restricted Person is an employee of or an independent consultant for the Company Group or for the two
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(2) years thereafter, or (iii) in any way interfere with the relationship between any customer, supplier, vendor, referral source, partner, licensee or business relation of the Company Group (including, without limitation, inducing such Person to cease doing business, or materially reduce such business with, the Company Group (or any member thereof) or making any negative statements or negative communications to such person about the Company Group (or any member thereof)). Notwithstanding the foregoing, nothing in this Schedule A shall prohibit the Employee or any other Person from (i) making a general, public solicitation for employment, or using an employee recruiting or search firm to conduct a search, that does not specifically target Restricted Persons, provided that this sentence will not serve to limit in any way the other restrictions contained herein, including but not limited to the restrictions set forth in Section 1(b)(ii) or (ii) acting as a professional reference for any Restricted Person if requested by such Restricted Person.
(c)    During the Restricted Period, the Employee shall not issue or communicate, or cause or assist any other Person or entity to issue or communicate, any public statement, or statement likely to become public, that is disparaging of, damaging to, or could reasonably be expected to be harmful to, the reputation, business or character of the Business, Platinum Equity Advisors, LLC, any member of the Company Group, or any of their respective Affiliates or Subsidiaries or Persons who are former, present or future directors, officers, equity holders (but only prior to a Public Offering), executives, representatives, agents, employees or related Persons (including boards, Subsidiaries and Affiliates) thereof. During the Restricted Period, the Company shall cause each Platinum Stockholder (as defined in the Stockholders Agreement) not to, directly or indirectly, issue or communicate any public statement, or statement likely to become public, that is disparaging of, damaging to, or could reasonably be expected to be harmful to, the reputation or character of Employee. Nothing in this Section 1(c) shall prevent truthful statements in connection with any legal proceeding (including an arbitration) or good faith statements made in connection with a performance review or made by Employee in connection with the performance of Employee's duties to the Company Group.
(d)    The Employee agrees and acknowledges that the Employee is familiar with the trade secrets and other information of a confidential or proprietary nature of the Company Group, its businesses and its business relations. The Employee also agrees and acknowledges that the Company Group and its Affiliates and Subsidiaries would be irreparably damaged if the Employee were to provide services to or otherwise participate in any Competitive Business in violation of this Schedule A and that any such competition would result in a significant loss of goodwill by the Company Group and its Affiliates and Subsidiaries in respect of such businesses. The Employee further agrees and acknowledges that in order to assure the Company Group that the Company Group’s and its Affiliates’ businesses will retain their value, it is necessary that the Employee undertake not to utilize the Employee’s special knowledge of the confidential information of the Company Group and the Employee’s relationship with customers, suppliers, vendors, referral sources, partners, licensees or other business relations of any of the Company Group to compete with the Company Group and its Affiliates in violation of this Schedule A. The Employee acknowledges and agrees that the promises and covenants that the Employee is providing in this Schedule A are reasonable with respect to period, geographical area and scope and are necessary for the protection of legitimate interests in the
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Company Group and the Company Group’s businesses and assets (including the Company Group’s customer and other material business relationships, trade secrets and goodwill) and that such limitations would not impose any undue burden upon the Employee. The Employee agrees that the covenants made in Section 1(a) through Section 1(c) shall be construed as agreements independent of any other provision(s) of this Schedule A and shall survive any order of a court of competent jurisdiction terminating any other provision(s) of this Schedule A.
2.    CONFIDENTIALITY. (a) For purposes of this Schedule A, “Confidential Information” shall mean any confidential or proprietary information (whether or not in written or electronic form and whether or not expressly designated as confidential) relating to the Company or any of its Affiliates or Subsidiaries, including information relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, suppliers, personnel, consultants, subcontractors or plans (and any of the foregoing items that are or may be in development or for which there is an internal roadmap) of the Company or any of its Affiliates or Subsidiaries (including any such information consisting of or otherwise relating to trade secrets, intellectual property, software and documentation, license or sublicense arrangements, pricing lists, marketing or sales techniques or plans, financial information, company policies, practices and codes of conduct, internal analyses, analyses of competitive products, strategies, merger and acquisition plans, internal audit reports, contracts and sales proposals, pricing and costs of specific products and services, training materials, employment records, performance evaluations, information protected by the Company Group’s privileges (such as the attorney-client privilege), projections or lists of customers or suppliers and including any prospective relationships with any of the foregoing); provided, however, that “Confidential Information” shall not be deemed to include information (i) that is or becomes publicly known, other than as a result of a breach of this Schedule A or any other similar agreement, (ii) that can be demonstrated to have been made available after the date hereof to the Employee or any of its Affiliates on a non-confidential basis from a source other than the Company or any of its Affiliates without, to the Employee’s or its Affiliates’ knowledge after reasonable inquiry, being subject to any contractual or other obligation of confidentiality to the Company Group or any of its Affiliates or (iii) that can be demonstrated to have been independently developed by or on behalf of the Employee or any of its Affiliates without use of, reference to or reliance upon any information which would otherwise constitute Confidential Information.
(b) The Employee acknowledges that it holds Confidential Information of the Company Group and it may hold Confidential Information of the Company and its Affiliates and Subsidiaries in the future. The Employee agrees to safeguard and hold all such Confidential Information in strict confidence, and the Employee shall not, directly or indirectly, at any time (whether during or after the Restricted Period): (i) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than the Company Group and its Affiliates); or (ii) use any Confidential Information for the benefit of any Person (other than the Company Group or its Affiliates). Notwithstanding the foregoing, the Employee may disclose Confidential Information, without violating the obligations of this Schedule A, to the extent the disclosure is reasonably necessary (i) to any Person who is an officer, director, employee, manager, general partner, or agent of the Employee, or counsel to, accountants of,
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consultants to or other advisors or representatives (“Representatives”) for, the Employee, in such Person’s capacity as a Representative and who is informed of the confidential nature of such disclosure and in each case who has a need to know such information (as used herein, “need to know” shall include, without limitation, monitoring investment performance and making investment decisions in respect thereof, filing tax returns and seeking legal and/or tax advice); (ii) in the performance of authorized employment duties in the Employee’s capacity as an employee of the Company Group; or (iii) to the extent the disclosure is required by a valid subpoena or order of a court or other governmental body having jurisdiction, provided that, in connection with a disclosure contemplated by clause (iii), if legally permitted, the Employee, reasonably promptly upon learning of such required disclosure, gives prior written notice to the Company of such required disclosure and assists the Company (at the Company’s sole cost and expense) in obtaining a protective order preventing or limiting the disclosure and ensuring that the Confidential Information so disclosed is used only for the specific purposes for which the disclosure is required, or for which the order was issued or for which the Employee is required to use such Confidential Information.
(c) Nothing in this Schedule A is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Notwithstanding anything in this Schedule A to the contrary, 18 U.S.C. § 1833(b) provides:
“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
Accordingly, the Employee has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Employee also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
3.    ENFORCEMENT OF COVENANTS. The Employee recognizes and affirms that in the event of a breach or threatened breach by the Employee of any of the provisions of this Schedule A, money damages would be inadequate and the Company Group and its Affiliates would have no adequate remedy at law. Accordingly, the Employee agrees that any member of the Company Group shall have the right, in addition to an action or actions for damages or any other rights and remedies existing in its favor, to specific performance, injunctive and/or other equitable relief (without posting a bond or other security) to enforce its rights and each of the Employee’s obligations under this Schedule A or to prevent any violations (whether anticipatory, continuing or future) of the provisions of this Schedule A (such remedies to include, without limitation, the extension of the Restricted Period for the applicable breached covenant by a period equal to the length of the violation of Section 1 of
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this Schedule A). Nothing contained herein shall be construed as prohibiting any member of the Company Group or its Affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. In the event of a breach or violation by the Employee of any of the provisions of Section 1 of this Schedule A, the Restricted Period relating to such breach or violation shall automatically extend by the length of any such actual breach or violation. If, at the time of enforcement of Section 1 of this Schedule A, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.
4.    CHOICE OF LAW. This Schedule A shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Schedule A or the transactions contemplated hereby shall only be brought in the state or federal courts sitting in the State of Delaware or the court of chancery of the State of Delaware. The parties to this Schedule A agree that jurisdiction and venue in any action brought by any party pursuant to this Schedule A shall properly and exclusively lie in such courts. By execution and delivery of this Schedule A, each party irrevocably and exclusively submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any action directly or indirectly arising out of, under or in connection with this Schedule A or any transaction contemplated hereby.
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